Exhibit 10.32

OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT made this           day of November 2003.

WITNESSETH:

That SOUTH PARK OFFICE CENTRE, hereinafter called the Lessor, hereby leases to Paragon Systems Inc., hereinafter called the Lessee, whether one or more, the space described in Exhibit “A”, annexed hereto and made a part hereof (hereinafter called the “Demised Premises”), upon the terms and conditions hereinafter stated.  Rental space consists of approximately 2039 square feet with a rental rate of $11.85 per square foot. Suite number is 106.

TO HAVE AND TO HOLD for the term of two (2) years plus such additional number of days as are required to make the term of this Lease expire on the last day of the last month of the term, beginning November I7th, 2003 and ending on November 30, 2005, unless the term hereby demised shall be sooner terminated as hereinafter provided, and subject to the conditions and for the consideration hereinafter stated.

1.                                       TERM:  That the Lessee shall pay as rent for the Demised Premises the sum of Twenty-four thousand one hundred sixty-two dollars and 15/100 ($24,162.15), per annum, payable Two thousand thirteen dollars and 52/100 ($2,013.52), per month, subject to adjustment as provided for in Paragraph “SIXTEEN”. All payments shall be made in advance on the first day of each month at the office of the Lessor.  Demand on the Demised Premises on the due date by Lessor is not required. The Lessor shall not be liable for failure to give possession of the Demised Premises to the Lessee upon the effective date of this lease if such failure is due to the fact that the Demised Premises is not ready for occupancy, or is being held by a prior tenant or is otherwise in the wrongful possession of another person, or is not available for any other reason. In such event, the rent shall not commence until possession is given to or is made available to the Lessee, but the initial term of this Lease shall not be extended.

2.                                       USE:  That the Lessee will use and occupy the Demised Premises for business offices and for no other purpose without Lessor’s prior written consent.

3.                                       CONDITION OF THE PREMISES:  That no representations, except such as are contained herein or endorsed herein, have been made to the Lessee respecting the condition of the Demised Premises.  The taking possession of the Demised Premises by the Lessee shall be conclusive evidence against the Lessee that the Demised Premises were in good and satisfactory condition when possession of same was so taken. Lessee covenants and agrees to keep the Demised Premises in good order and condition during the term of this Lease, and will, at the termination of this Lease, by lapse of time or otherwise, return the Demised Premises to the Lessor in as good condition as at the commencement of the term or as they may be put in during the term, loss by fire, storm or other casualty and ordinary wear and tear excepted.

4.                                       ASSIGNMENT AND SUBLETTING:  Lessee covenants and agrees not to assign this Lease or sublet said Demised Premises or any part of same, or in any other manner transfer the Lease, Leasehold or Demised Premises, without the written consent of Lessor.  In the event of such subletting or assignment, Lessee nevertheless shall remain liable for all payments to Lessor under, and compliance with, all of the terms and conditions of this Lease. Any consent to a subletting or assignment shall not be deemed consent to any subsequent subletting or assignment. Lessee shall submit to Lessor the name of the proposed sublessee or assignee, the intended use and terms, and Lessor shall, in addition to its right to withhold consent, have fifteen (15) days in which to elect to terminate this Lease, in which event the parties shall be relieved of further responsibilities to each other accruing after the effective termination date.  In the event that Lessor does not elect to terminate, and Lessor further consents to said subletting or assignment, any amount received by Lessee (other than repayment for trade fixtures and personal property of Lessee) above the amounts payable by Lessee to Lessor hereunder, shall be deemed real estate profit and shall be paid to Lessor.  A sublease or assignment of the Lease to any wholly owned subsidiary of Lessee or to any parent corporation of Lessee or by reason of the merger or consolidation of Lessee with others, all for the same type usage as provided for in this Lease, shall not require the consent of Lessor or give Lessor the right of termination hereunder.

5.                                       ALTERATIONS AND IMPROVEMENTS BY LESSOR:  Lessee agrees to accept the Demised Premises “as is” and Lessor shall not be responsible to make any improvements or additions to the Demised Premises unless specified within Exhibit “B” of this Lease.

6.                                       ALTERATIONS AND IMPROVEMENTS BY LESSEE:  No alterations, additions or improvements to the Demised Premises, except such as may be provided for in this Lease, shall be made without first obtaining Lessor’s written consent, and any improvements, additions or alterations requested by the Lessee after such consent shall have been given, shall be installed by and under the sole control and supervision of the Lessor. All requests for alterations, additions, or improvements shall be accompanied by architectural drawings depicting both the existing and proposed layout or depicting the existing and proposed condition of the alteration, addition, or improvement in question. Lessor agrees to give Lessee a contract price for all approved alterations, additions, or improvements and will endeavor to complete all work in a timely and workmanlike manner. Any and all fixtures installed, excepting trade fixtures, shall at Lessor’s option, remain on the Demised Premises as the property of the Lessor, without compensation to Lessee, or, shall be removed therefrom and the Demised Premises restored to its original condition at cost of Lessee at the expiration or sooner termination of this Lease. The Lessee shall, at its own cost, repair any damage caused by the removal of trade fixtures restoring the Demised Premises to its original condition.

7.                                       RESTRICTIONS ON USE:  That the Lessee will not use or permit upon the Demised Premises anything that will invalidate any policies of insurance now or hereafter carried on the Demised Premises or that will increase the rate of insurance on the Demised Premises or on the building of which said Demised Premises are a part; that the Lessee will not use or permit upon the Demised Premises anything that may be dangerous to life or limb; and Lessee will not in any manner deface or injure the Demised Premises or the building of which said Demised Premises are a part, or overload the floors of said Demised Premises, it being mutually agreed that in no event shall any weight be placed upon said floors exceeding seventy-five (75) pounds per square foot of floor space covered; that the Lessee will not permit any objectionable noise or odor to escape or be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance, or tending to disturb any other tenant in said building or the occupants of neighboring property, or tending to injure the reputation of the said building; the Lessee will comply with all governmental, health and police requirements and regulations respecting said Premises.

8.                                       INDEMNITY:  Lessee agrees to indemnify and hold the Lessor harmless from any injury, expense, damages or claims, whether due to damage to the building complex or the Demised Premises, claims for injuries to the person or property of any other tenant of the building complex or of any other person rightfully in or about said building complex for any purpose whatsoever, or administrative or criminal action by a governmental authority, where such injury, expense, damages or claims arise out of or are the result of (a) the negligence or misconduct of Lessee, its agent, servants, or employees, or of any other person entering upon Demised Premises under the express or implied invitation of Lessee, or (b) the violation by any of the persons named of any provision of this Lease, or of any laws or ordinances or governmental regulations of any kind, or of any of the rules or regulations provided for above, or (c) a defect, other than a structural defect, in that part of the building hereby demised to Lessee. Lessee further agrees to reimburse Lessor for any costs or expenses, including attorney’s fees, which Lessor may incur in investigating, handling, or litigating any such claim by a third person or any action by a governmental authority.

9.                                       SERVICES:  Lessee to pay janitorial expense. Lessor agrees it shall (a) maintain and operate the heating and air conditioning systems for all parts of the building; (b) furnish elevator service to all floors of the building; elevator may, at the Lessor’s option, be self-service; (c) supply electric current as may be reasonably necessary for the use and enjoyment of the Demised Premises, and furnish a reasonable amount of water to the Demised Premises and shall keep all plumbing in repair. It is specifically agreed that Lessor undertakes to furnish at its own expense only a reasonable amount of electric current and water, and that Lessor reserves the right to adjust the rental to reflect the additional cost of any extraordinary excessive or wasteful consumption of water or current.

Lessor shall not be liable for damages by abatement of rent, or otherwise, for failure to furnish or delay in furnishing elevator service, heat, air conditioning, electric current, water, or any other services when such failure to furnish, or delay in furnishing, is occasioned by needful repairs, renewals or improvements, or in whole or in part by any strike, lockout, or other labor controversy, or by any accident or casualty whatsoever, or by the act or default of the Lessee, or other parties or by any cause or causes beyond the reasonable control of the Lessor; and such failure, delay, or default in furnishing elevator service, heat, air conditioning, electric current, water, or any other service shall not be considered or construed as an actual or constructive eviction of the Lessee, nor shall it in any way operate to release the Lessee from the prompt and punctual payment of rent or the performance of each and all of the other covenants herein contained by the Lessee to be performed. Lessor shall make reasonable efforts to operate the building in a safe and proper manner, but Lessor shall not be liable to Lessee for damage to person or property caused by defects in the air conditioning, heating, electric, water, elevator, or other apparatus or systems, nor for the theft, mysterious disappearance, or loss of any property of Lessee from any part of the building; nor for any damage to any property in the building from gas, smoke, water, rain, ice or snow, which may leak into, issue or form from any part of the building or from the pipes or plumbing work, or from any other place of quarter. Lessor agrees to make reasonable efforts to protect Lessee from interference, disturbance, breach, or nonperformance of any rule or regulation or amendments or additions thereto, by third persons including other tenants. However, Lessor shall not be liable for any such interference, disturbance, or breach whether caused by another tenant or tenants of Lessor or other person, nor shall Lessee be relieved from any obligation herein because of such interference, disturbance, or breach.

10.                                 DEFAULT:  In the event (a) the rent in this Lease or any other payment required hereunder to be paid by Lessee is not paid at the time and place when and where due; (b) the Demised Premises shall be deserted or vacated; (c) Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent, or any of the Rules and Regulations now or hereafter established for the government of this building(s), and shall not cure such failure within ten (10) days after written notice to Lessee of such failure to comply unless Lessor shall agree in writing to an extension of such time prior to its expiration; (d) any petition is filed by Lessee under any section or chapter of the National Bankruptcy Act as amended; (e) Lessee shall become insolvent or make a transfer in fraud of creditors; (f) Lessee shall make an assignment for benefit of creditors; (g) an order, judgment or decree shall be entered, without application, approval or consent of the Lessee, by any court of competent jurisdiction, approving a petition seeking or appointing a receiver, trustee, or liquidator of the Lessee and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days - in any of such events, Lessor shall have the option to do any one of the following in addition to and not in limitation of any other remedy permitted by law or by this Lease:

(i)  Terminate this Lease, upon the giving to Lessee of twenty-four (24) hours written notice of such termination, in which event Lessee shall immediately surrender the Demised Premises to Lessor, but if Lessee shall fail to do so, Lessor may, without further notice, and without prejudice to any other remedy Lessor may have for possession or arrearages in rent, evict Lessee in accordance with the applicable Alabama law; and Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the premises or through decrease in rent, or otherwise;

(ii)  Declare the entire amount of the rent which would become due and payable during the remainder of the term of this Lease to be due and payable immediately, in which event, Lessee agrees to pay the same at once, together with all rents theretofore due, at Lessor’s office, provided however, that such payments shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of the said term. The acceptance of such payment by Lessor shall not constitute a waiver of any failure of Lessee thereafter occurring to comply with any term, provision, condition or covenant of this Lease.

(iii)  Re-enter and Relet the Demised Premises from time to time as the agent of Lessee without being liable to prosecution or any claim for damages therefor, and Lessee shall pay Lessor any deficiency that may arise by reason of such reletting, on demand at the office of the Lessor.

(iv)  Lessor may, as agent of Lessee, do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Demised Premises without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise.

In the event Lessor employs an attorney on account of the nonpayment of rent or other violation of any of the terms or conditions of this Lease by Lessee, Lessee shall pay all expenses incurred including a reasonable attorney’s fee.

11.                                 ACCIDENTAL DAMAGE OR DESTRUCTION:  Should the Demised Premises in the building occupied by the Lessee be totally destroyed by fire or other cause, or so damaged that rebuilding or repairs cannot be completed within one hundred twenty (120) days from date of fire, or other cause of damage, this Lease shall terminate and the Lessee shall be allowed an abatement of rent from the date such damage or destruction occurred. However, if the damage is such that rebuilding or repairs can be completed within one hundred twenty (120) days, the Lessor covenants and agrees to make such repairs within reasonable promptness and dispatch, and to allow Lessee an abatement in the rent for such time as the building is untenantable, and the Lessee covenants and agrees that the terms of this Lease shall not otherwise be affected. Lessor will advise the Lessee within thirty (30) calendar days after destruction of its intention to rebuild.

12.                                 CONDEMNATION:  If the whole or any part of the Demised Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, so as to render the Demised Premises in the building occupied by the Lessee untenantable, then and in that event, the term of this Lease shall cease and terminate from the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award for the property; notwithstanding anything to the contrary in this Lease, if this Lease is cancelled by right of eminent domain, Lessee shall not be precluded from receiving moving and relocation expenses from the condemning authority where such reimbursement is allowable by statutes and/or laws and regulations. The current rental, however, shall in any such case be apportioned thereafter.

13.                                 REMEDIES:  No act or thing done by Lessor or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless the same be made in writing and subscribed by Lessor. The mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy Lessor might have, either in law or in equity, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease contained or any of the rules and regulations set forth herein, or hereafter adopted by Lessor, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

14.                                 LEASE EXTENSION:  Lessee will, at the expiration of the term of this Lease or at any earlier termination of this Lease, peaceable surrender to Lessor the Demised Premises, including any improvements or additions thereto. In the event Lessor has given ninety (90) days written notice to Lessee that Lessor does not wish to extend the term of this Lease but instead desires possession of the Demised Premises, no receipt of money by Lessor from Lessee after termination of this Lease shall reinstate, confirm or extend the Lease, except as hereinafter stated, nor affect any prior notice given by Lessor to Lessee.  However, if no such notice is given by Lessor to Lessee and Lessee has not given at least ninety (90) days written notice to Lessor that Lessee does not wish to extend this Lease at the expiration of the then current term, then this Lease shall automatically be extended for a period of time equal to the original term of this Lease, and subject to the same rentals, covenants and other provisions of this agreement until terminated by such ninety (90) days before the end of the then current term. If Lessee shall hold the Demised Premises or refuse to give possession thereof after the termination of this Lease by lapse of time or otherwise, and after having received ninety (90) days notice from Lessor to vacate, then Lessee agrees to pay for each month of such holding as liquidated damages, twice the amount above stipulated as monthly rental.

15.                                 UTILITY ADJUSTMENT:  If Lessor’s cost for electrical service in any calendar year shall exceed Lessor’s costs for electrical service for the preceding calendar year, Lessee shall pay as additional rent for said calendar year, upon demand, an amount equal to such proportion of the excess of electricity costs for such year. Its proportionate part shall be a fraction, the numerator of which is the number of rentable square feet of floor area of the Demised Premises and the denominator of which is the total number of rentable square feet serviced of which the Demised Premises are a part.

Lessor agrees to keep books and records reflecting electrical costs for the preceding calendar year and a computation of any decrease or increase in rental in accordance with the provisions of this Lease.  The monthly rental payable thereafter shall be increased or decreased as required by this paragraph to reflect changes in electrical costs as shown in such statement. Within thirty (30) days after receipt of such statement, Lessee shall pay any additional rent for the months of the then current calendar year as to which Lessee has already paid in rental which did not reflect said adjustment in rental. If Lessee be entitled to a credit pursuant to the statement, then at Lessee’s election the same shall be paid in cash to Lessee or may be reflected in the next installment or installments of rent. If the final lease year is less than twelve (12) months, such rent adjustment shall be prorated.

16.                                 RENTAL ADJUSTMENT:  Notwithstanding anything herein the contrary, after the initial year of this Lease, each subsequent year’s rental shall increase by a factor of four (4%) percent over the previous year. This four (4%) percent increase will be based upon the base rental rate exclusive of the effects of any other escalators. The purpose of this rental adjustment is to defray the cost increases to the Lessor for elevator service, building and liability insurance, common area janitorial service, landscaping and parking area maintenance, water, sewage, garbage pickup, outside electricity, pest control, light bulbs, air conditioning repairs and maintenance, etc.

17.                                 TAXES:  If the duration of this Lease is for a period of more than one year, including the terms provided by any lease extension, and if during such period there occurs an increase in realty taxes to Lessor incidental to the ownership of the realty of which the Demised Premises are a part, the Lessor shall have the right to increase the rent hereinabove provided for so that the Demised Premises shall bear its proportionate share of such increase in taxes. Lessee agrees to pay its proportionate part of such increases as additional rent its proportionate part shall be a fraction, the numerator of which is the number of rentable square feet of floor area in the Demised Premises and the denominator of which is the total number of rentable square feet assessed of which the Demised Premises are a part.

18.                                 LIEN ON LESSEE’S PROPERTY:  Lessor shall have at all times a valid first lien for all rentals and other sums of money to become due hereunder from Lessee and to secure the performance by Lessee of each and all of the covenants, agreements and conditions hereon, upon all of the personal property of Lessee situated on the Demised Premises, and said property shall not be removed therefrom without the written consent of Lessor until all arrearages in rent as well as any and all other sums of money to become due hereunder shall first have been paid and discharged and until this Lease and all of the covenants, agreements and conditions hereof have been fully performed by Lessee, provided further that the lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of security agreements or in any other manner provided by law. The statutory lien is not waived, the express contractual lien herein granted being in addition and supplementary thereto.

19.                                 REMOVAL OF LESSEE’S PROPERTY:  If Lessee shall fail to remove all personal effects from the Demised Premises upon termination of this Lease for any cause whatsoever, Lessor may at its option remove the same in any manner that Lessor shall choose and store said effects without liability to Lessee for loss thereof, and Lessee agrees to pay Lessor on demand any and all expenses incurred in such removal, including court costs and attorney’s fees and storage charges on such effects for any length of time that the same shall be in Lessor’s possession, or Lessor may at its option upon five (5) days notice to Lessee sell said effects or any part of the same at a private sale and without legal process for such price as Lessor may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Lessee to Lessor and upon the expense incident to the removal and sale of said effects.

20.                                 INSPECTIONS AND REPAIRS:  Lessor shall have the right to enter the Demised Premises at all reasonable times for purposes of examining and caring for the same or to make necessary repairs or additions, or to exhibit the Demised Premises.

Lessee shall, upon the discovery of any defect in or injury to the building or any appurtenance of apparatus connected therewith, or any need of repairs, promptly report the same to Lessor in writing, however, Lessor shall be obligated to remedy such defects or make such repairs only to the extent expressly required by this Lease. At any time or times Lessor, either voluntarily or pursuant to governmental requirement, may at Lessor’s expense make repairs, alterations or improvements in or to the building or any part thereof including the Demised Premises, and during such operations, may close entrances, doors, corridors, elevator(s) or other facilities and may have access to and open the ceilings and floors, all without any liability to Lessee by reason of interference, inconvenience or annoyance. All such work shall be done in such a manner as to cause the least possible interference, inconvenience or annoyance to Lessee.  Further, Lessor reserves the following right: (a) to have access for Lessor and other tenants of the building to any mail chutes located on the leased premises according to the rules of the United States Post Office; (b) to have passkeys to the Demised Premises; and (c) to approve the weight, size and location of safes, heavy equipment or other items. If additional support is deemed by Lessor to be desirable for such safes or heavy equipment, Lessee shall pay Lessor the cost of adding such support and, at the termination of this Lease, whether at the end of the term or otherwise, the cost of removing such support and restoring the building to its former condition.

21.                                 QUIET ENJOYMENT:  Lessor warrants that said Lessee, paying rents and performing and observing each and every covenant and condition hereof, shall peaceably and quietly hold, occupy and enjoy the Demised Premises during said term.

22.                                 PARKING SPACES:  Lessor shall furnish nonexclusive parking spaces for the joint use of all Lessees and customers of all Lessees in the building(s) which shall be shared in common by all Lessees and customers of all Lessees.

23.                                 MORTGAGES:  This Lease is subject and subordinate to any and all mortgages which may now affect the real property on which the building(s) is situated and to all renewals, modifications, consolidations, replacements or extensions thereof, in addition, from time to time either before or after the execution of this Lease and before the commencement or termination of the term hereof. Lessor may execute one or more mortgages on the building(s). This Lease is subject and subordinate to any and all such mortgages and to all renewals, modifications, consolidations, replacements or extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request. Lessee hereby constitutes and appoints Lessor its attorney-in-fact to execute any such certificate or certificates for and on behalf of Lessee.

24.                                 GOVERNING LAW:  Any interpretation of this Lease, or any other determination of the rights or liabilities of the parties hereto, shall be governed by the Laws of the State of Alabama.

25.                                 RULES:  That in addition to the several covenants contained in this Lease it is mutually covenanted and agreed that the Rules and Regulations appertaining to the said building(s) and which are annexed hereto as part hereof, marked Exhibit “C”, are agreed to in all of their terms, and said Lessee agrees to be bound by the same, and also covenants to be bound by such further rules and regulations as may be made by said Lessor from time to time, during this Lease, deemed by it to be necessary for the safety, care, cleanliness and the economical management of the premises, and for the preservation of good order therein. Any failure, on the part of the Lessee to comply with said Rules and Regulations shall be deemed a breach of this Lease.

26.                                 MISCELLANEOUS:  Further, the Lessor and Lessee covenant with each other:

(a)  That all rights and remedies of the Lessor under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

(b)  That the word “Lessor” and “Lessee” wherever used herein shall be construed to mean Lessor and Lessees in all cases where there is more than one Lessor or Lessee, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

(c)  It is understood and agreed between the parties hereto that notice from the Lessor mailed or delivered to the Demised Premises shall constitute sufficient notice to the Lessee to comply with terms of this Agreement.

(d)  It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for supplies, services or for work done on the Demised Premises by order of the Lessee or otherwise accruing under this Agreement shall be considered as rent due and shall be included in any lien for rent due and unpaid.

(e)  That all covenants, conditions, agreements, and undertakings in this Lease shall extend to and by binding on the respective heirs, executors, administrators, successors and assigns of the respective parties hereto the same as if they were in every case named.

(f)  If there is more than one party Lessee, the covenants of the Lessee shall be the joint and several obligations of each such party, and if the Lessee is a partnership, the covenants of the Lessee shall be the joint and several obligations of the firm.

27.                                 ENTIRE AGREEMENT:  This Agreement states the entire agreement between the parties and merges in this Agreement all statements, representations and covenants heretofore made, and any other agreements not incorporated herein are void and of no force and effect.

This 11 day of November, 2003.

WITNESS OUR HANDS AND SEALS the day and year above written.

In the presence of:	LESSOR:
SOUTHPARK OFFICE CENTRE

BY:

ITS:

In the presence of:	LESSEE:	PARAGON SYSTEMS INC.

/s/ Elizabeth D [ILLEGIBLE]	BY:	/s/ Charles Keathley

	ITS:	PRESIDENT

28.                                 NOTICES:  Any notices required under this Lease Agreement shall be made in writing and shall be mailed to the following address(es):

To Lessee:	Paragon Systems Inc. Charles Keathley 3317 Triana Blvd. Huntsville, AL 35805

To Lessor:	SouthPark Office Centre P.O. Box 18927 Huntsville, Alabama 35804 Phone: 256-881-4800

EXHIBIT “A”

[FLOOR PLAN]

EXHIBIT “B”

(Listing of any Leasehold Alterations & Improvements)

Lessor will:

•                  Have the carpet professionally steam cleaned

•                  Check and ensure all light fixtures are operating and replace and maintain all light fixtures

•                  Have both entrances re-keyed

•                  Touch up all walls

•                  Ensure that all mechanical items are in proper working order I.E. (doorknobs, light switches, outlets, etc...)

•                  Clean entire suite to include dusting blinds and cleaning windows.

•                  Perform any other items that fall under building maintenance.

EXHIBIT “C”

Rules and Regulations

Rule 1:

No sign, picture, advertisement, or notice shall be displayed, inscribed, painted or affixed, on any part of the outside or inside of the building, or on or about the Demised Premises, except on the doors of said Demised Premises and on the Directory Board of the building, and then only of such color, size and style and materials as shall be first specified by the Lessor. No “For Rent” signs shall be displayed by the Lessee, and no showcases, or obstructions, signs, flags, statuary, or any advertising device of any kind whatever shall be placed in front of said building or in the passageways, halls, lobbies, or corridors thereof by the Lessee; and the Lessor reserves the right to remove all such showcases, obstructions, signs, flags, statuary, or advertising devices and all signs other than those provided for, without notice to the Lessee and at its expense.

Rule 2:

No additional locks shall be placed upon any doors of the Demised Premises without written consent of Lessor.  Upon the termination of the Lease, the Lessee shall surrender to the Lessor all keys of the premises.

Rule 3:

Safes, furniture, boxes or other bulky articles shall be carried up into the Demised Premises only by means of the elevators, by the stairways or through the windows of the building as the Lessor may in writing direct, and at such times and in such manner as the Lessor may direct. Safes and other heavy articles shall be placed by the Lessee in such places only as may be first specified in writing by the Lessor, and any damage done to the building or to tenants or to other persons taking a safe or other heavy article in or out of the Demised Premises, from overloading a floor, or in any other manner shall be paid for by the Lessee causing such damage.

Rule 4:

The Lessor will furnish janitor service in the common core of the building in which the Demised Premises are located and shall maintain the grounds and parking areas. Any person employed by the Lessee to do janitor work, shall, while in said building and outside of said Demised Premises be subject to, and under the control and direction of the Lessor (but not as agent or servant of the Lessor).

Rule 5:

No electric current, intended for light or power purposes, shall be used by the tenants, excepting that furnished or approved by the Lessor; nor shall electric or other wires be brought into the Demised Premises, except upon the written consent and approval of the Lessor.

Rule 6:

No person shall disturb the occupants of this or any adjoining building premises by the use of any musical instrument, unseemly noises, whistling, singing or in any other way.

Rule 7:

The Demised Premises leased shall not be used for lodging or sleeping, nor for any immoral or illegal purposes or for any purpose that will damage the Demised Premises.

Rule 8:

The entrances, corridors, passages, and stairways shall be under the exclusive control of the Lessor and shall not be obstructed, or used by the Lessee for any other purpose than ingress and egress to and from the Demised Premises.

Rule 9:

Canvassing, soliciting and peddling in the building is prohibited and each Lessee shall cooperate to prevent the same.

Rule 10:

All office or other equipment of any electrical or mechanical nature shall be placed by the Lessee in the Demised Premises in approved settings to absorb or prevent any vibration, noise or annoyance.

Rule 11:

No water cooler, air conditioning unit or system or other apparatus shall be installed or used by any Lessee without the written consent of Lessor.

Rule 12:

There shall not be used in any space, or in the public halls of said building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

Rule 13:

No animals or birds, bicycles or other vehicles shall be allowed in the Demised Premises or in halls, corridors, elevators or elsewhere in the building of which the Demised Premises are a part.

Rule 14:

The water closets, wash basins, sinks, and other apparatus shall not be used for any other purpose than those for which they were constructed, and no sweeping, rubbish, or other substances shall be thrown therein.

Rule 15:

The floors, skylights and windows that reflect or admit light into the corridors or passageways or to any place in said building shall not be covered or obstructed by any of the tenants.

Rule 16:

If any Lessee desires telephone, computer or other electronic connections, the Lessor or its agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted without written permission from Lessor.

Rule 17:

No drapes, shade or awning shall be put up, no painting done, or any alterations made in any part of the building by putting up or changing any partitions, doors or windows nor shall there be any nailing, boring, screwing into woodwork or walls or plastering, nor shall there be upon the premises any engine, boiler, or other machinery without the written consent of the Lessor in each and every instance.

Rule 18:

The Lessor may establish a nightwatch, and if established after 6:00 p.m., the building will be in charge of the nightwatchman, and every person entering or leaving the building may be questioned by him as to his business in the building if unknown to the watchman, and all such persons shall sign a register, if provided, on leaving or entering building after normal hours.

Rule 19:

All glass, locks and trimmings, in or about the doors and windows, and all electric globes and shades, broken by any Lessee, shall be immediately replaced or repaired and put in order by such Lessee under the direction and to the satisfaction of the Lessor, and on removal shall be left whole and in good repair.

Rule 20:

The Lessor reserves the right to rescind any of the rules and to make such other and further rules and regulations as in Lessor’s judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the building, and for the preservation of good order therein, which, when so made, and notice thereof given to the Lessee, shall have the same force and effect as if originally made a part of the forgoing lease; and such other further rules, not however, to be inconsistent with the proper and rightful enjoyment by the Lessee under the forgoing lease of the premises therein referred to.